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                                                                    EXHIBIT 22.1


                           SUBSIDIARIES OF THE COMPANY
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Name of Subsidiary                                           State of Incorporation            Percentage Owned
------------------                                           ----------------------            ----------------

Bass American Petroleum Company ("BAPCO")                     Louisiana                         100%
Site Services, Inc. ("SSI")                                   Louisiana                         100%




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